ASSIGNMENT OF LEASE


         THIS ASSIGNMENT OF LEASE, dated as of this 31st day of August, 1995 ("the Assignment"), between

         FRESH TEST TECHNOLOGY, INC.
         a Utah corporation
         ("Assignor")

and

         CERPROBE CORPORATION,
         an Arizona corporation
         ("Assignee")

is made with reference to the following facts:

1. Assignor is the Lessee under that certain lease dated September 21, 1993, and amended by Amendments to Lease dated September 21, 1993, and November 23, 1993 ("the Lease"), between Fresh Test Technology, Inc., as Lessee, and Mission West Properties, a California corporation, as Lessor.

         NOW, THEREFORE, ASSIGNOR AND ASSIGNEE AGREE AS FOLLOWS:

1. Assignment. Assignor hereby assigns to Assignee all of Assignor's rights and interests as Lessee under the Lease.

2. Acceptance of Assignment. Assignee hereby accepts the foregoing assignment and assumes and agrees to be bound by all the terms, conditions, and provisions of the Lease.

3. Indemnification by Assignee. Assignee will defend, indemnify, and hold harmless Assignor from and against any and all loss, liability, claims, demands, damages, costs, or other expenses (including, without limitation, reasonable attorneys' fees) arising from or relating to any breach or default or obligation of the Lessee under the Lease occurring (or relating to events occurring) on or after the effective date of this Assignment.

4. Indemnity of Assignor. Assignor will defend, indemnify, and hold harmless Assignee from and against all loss, liability, claims, demands, damages, costs, or other expenses (including, without limitation, reasonable attorneys' fees) arising from or relating to any breach or default or obligation of the Lessee under the Lease occurring (or relating to events occurring) before the effective date of this Assignment.

5. Effective Date. The Assignment will become effective as of August 30, 1995.

         This Assignment of Lease has been executed as of the date first above set forth in Phoenix, Arizona.

ASSIGNOR:                               ASSIGNEE:

Fresh Test Technology, Inc.,            Cerprobe Corporation, an Arizona
a Utah  corporation                     corporation



By: _____________________               By: _____________________

By: _____________________               By: _____________________


ACCEPTED BY:

LESSOR:

Mission West Properties, a California corporation


By: ____________________

By: ____________________


               ADDENDUM TO STANDARD INDUSTRIAL LEASE MULTI-TENANT

         THIS AMENDMENT TO LEASE dated as of September 1, 1995 is entered into by and between Mission West Properties, a California corporation ("Lessor"), and Cerprobe Corporation, an Arizona corporation, successor in interest to Fresh Test Technology, Inc., a Utah corporation ("Lessee"), with reference to the following facts:

         A. Lessor and Lessee entered into a standard industrial lease dated September 21, 1993, and modified by Amendments to Lease dated September 21, 1993 and November 23, 1995 ("the Lease"), which affects certain leasable space designated as 15,581 square feet of office and warehouse space located at 531 E. Elliot Road, Suite 120, Chandler, Arizona 85225. The Lease also affects certain leasable space designated as 5,470 square feet of office and warehouse space located at 561 E. Elliot Road, Suite 195, Chandler, Arizona, hereinafter referred to as the "Expansion Space".

         B. The Lease is in full force and effect, and neither Lessor nor Lessee have actual knowledge of any default or breach by the other under the Lease.

         C. Lessor and Lessee desire to amend the Lease as provided in this Amendment.

                             ARTICLE 1 - Amendments

         1.1 The lease term for the expansion space shall be extended for an additional fourteen (14) months beginning November 1, 1995 and ending December 31, 1996 ("extended term").

         1.2 The monthly base rent payable for the expansion space during the extended term shall be $3,555.50 (equivalent to $.65 per square foot). Lessee shall also pay monthly estimated common area maintenance expenses, applicable sales taxes, and any other sums which may be due under the terms of the Lease.

                         ARTICLE 2 - General Provisions

         2.1    The effective date of this Amendment shall be September 1, 1995.

         2.2 The Lease, as amended by this Amendment, is hereby confirmed. All other terms and conditions of the Lease shall remain in full force and effect.



         IN WITNESS WHEREOF, this Amendment has been executed as of the date first above set forth.

LESSEE:                                      LESSOR:

Cerprobe Corporation, an Arizona             Mission West Properties, a
corporation                                  California corporation


                                             By: _____________________________
By: _____________________________
                                             By: _____________________________
By: _____________________________